UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): –September 15, 2006 (September 15, 2006)

ONEIDA LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-5452	15-0405700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

163-181 Kenwood Avenue, Oneida, New York		13421
(Address of principal executive offices)		(Zip Code)

 Registrant's telephone number, including area code: (315) 361-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Oneida Ltd.'s First Amended Joint Prenegotiated Plan of Reorganization (the "Plan"), dated July 7, 2006, which was confirmed on August 30, 2006 by the Bankruptcy Court for the Southern District of New York, became effective today, September 15, 2006. Among other things, on the effective date of the Plan, all of Oneida's (i) common stock $.01 par value per share and (ii) 6% cumulative preferred stock $25 stated value per share will be cancelled and will have no value. Holders of common stock and preferred stock are not entitled to receive any distributions under the Plan. Also pursuant to the Plan, Oneida Ltd., a New York corporation, merged with and into Oneida Ltd., a Delaware corporation. The Delaware corporation is the surviving entity.

Additional information required by this Item is incorporated by reference to a press release dated September 15, 2006, which is attached as Exhibit 99.1 to this form.

ITEM 9.01.	FINANCIAL STATEMENTS & EXHIBITS.

(c.)	Exhibits

EXHIBIT 99.1 Press Release dated September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEIDA LTD.

	By:	/s/ ANDREW G. CHURCH
Andrew G. Church Senior Vice President & Chief Financial Officer
Dated: September 15, 2006